News Release

Contact:
Angie Yang
SVP, Director of Investor Relations &
Corporate Communications
213-251-2219
angie.yang@BBCNbank.com

BBCN BANCORP REPORTS SOLID FINANCIAL RESULTS FOR 2016 SECOND QUARTER

Q2 2016 Summary:

▪	Net income totals $23.4 million, or $0.29 per diluted common share

▪	New loan originations amount to $496.2 million

▪	Loans receivable increase 5% year-to-date to $6.58 billion, or 13% year-over-year

▪	Total deposits increase 5% year-to-date to $6.64 billion, or 15% year-over-year

▪	Total assets increase 5% year-to-date to $8.34 billion, or 14% year-over-year

LOS ANGELES - July 18, 2016 - BBCN Bancorp, Inc. (the “Company”) (NASDAQ: BBCN), the holding company of BBCN Bank (the “Bank”), today reported net income of $23.4 million, or $0.29 per diluted common share, for the three months ended June 30, 2016. This compares with net income of $23.6 million, or $0.30 per diluted common share, for the preceding 2016 first quarter and $22.9 million, or $0.29 per diluted common share, for the 2015 second quarter. These results include merger-related expenses of $1.5 million, $1.2 million and $26,000 for the 2016 second quarter, 2016 first quarter and 2015 second quarter, respectively.

“We delivered another solid performance for the 2016 second quarter and believe the consistency of our financial performance quarter after quarter is a testament to the overall soundness of BBCN’s platform,” said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. “New loan originations were very strong, reaching a record second-quarter high of $496 million, boosted in part by a number of loans in our pipeline that carried over from the first to the second quarter. The mix of new loan production also continues to show favorable trends with robust volumes of commercial loans and a growing base of consumer loan originations, in line with the ramp up of our residential mortgage product. While we continue to see stability in the average yield on new loans, our core net interest margin declined 7 basis points linked quarter, reflecting the continued low interest rate environment. Notwithstanding a significant reduction in acquisition accounting adjustments, merger-related expenses and a higher tax rate, our net earnings remained solid at $23.4 million for the 2016 second quarter.

“Importantly, we made meaningful progress in the second quarter with our planned merger of equals with Wilshire Bancorp, having received all regulatory approvals to move ahead with the transaction. As previously announced, shareholder approvals have been received, and we are on track to complete the merger at the close of business on July 29, 2016. This is indeed a very exciting time for us, and on behalf of the Board of Directors and employees at BBCN, we thank all of our shareholders for the overwhelming support of this transaction. We look forward to keeping everyone apprised of the ongoing achievements of the organization under the new banner of Hope Bancorp, Inc. and Bank of Hope.”

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Financial Highlights

(dollars in thousands, except per share data)	At or for the Three Months Ended
	6/30/2016	3/31/2016		6/30/2015
Net income	$23,390		$23,623	$22,941
Diluted earnings per share	$0.29	$	$0.30	$0.29
Net interest income before provision for loan losses	$71,064		$71,607	$67,391
Net interest margin	3.67%		3.84%	3.91%
Noninterest income	$10,707		$8,775	$10,483
Noninterest expense	$40,348		$40,049	$38,613
Net loans receivable	$6,507,812		$6,295,079	$5,745,706
Deposits	$6,637,522		$6,467,411	$5,758,290
Nonaccrual loans (1)	$42,398		$43,548	$39,681
ALLL to loans receivable	1.16%		1.21%	1.21%
ALLL to nonaccrual loans (1)	180.26%		176.49%	176.70%
ALLL to nonperforming assets (1) (2)	69.62%		66.17%	59.63%
Provision for loan losses	$1,200		$500	$1,000
Net charge offs	$1,631		$52	$476
ROA	1.15%		1.20%	1.26%
ROE	9.67%		9.99%	10.13%
Efficiency ratio	49.34%		49.82%	49.58%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $15.5 million, $15.4 million and $22.6 million at June 30, 2016, March 31, 2016, and June 30, 2015, respectively.
(2) Nonperforming assets exclude acquired credit impaired loans totaling $13.8 million, $13.1 million and $23.0 million at June 30, 2016, March 31, 2016, and June 30, 2015, respectively.

Operating Results for the 2016 Second Quarter

The comparability of BBCN’s operating results with past performance is impacted by acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions . The Company provides the following supplemental information to facilitate a better understanding of financial performance. Net interest income and operating for the three months ended June 30, 2016, March 31, 2016, and June 30, 2015 include the following pre-tax acquisition accounting adjustments and merger-related expenses associated with past and current acquisitions:

(dollars in thousands)	Three Months Ended
	6/30/2016	3/31/2016	6/30/2015
Accretion of discount on acquired performing loans	$898	$1,966	$2,515
Accretion of discount on acquired credit impaired loans	1,436	1,965	1,818
Amortization of premium on acquired FHLB borrowings	97	97	95
Accretion of discount on acquired subordinated debt	(44)	(44)	(42)
Amortization of premium on acquired time deposits	24	24	49
Total acquisition accounting adjustments	$2,411	$4,008	$4,435
Merger-related expenses	(1,533)	(1,207)	(26)
Total	$878	$2,801	$4,409

Net Interest Income and Net Interest Margin. Net interest income before provision for loan losses for the 2016 second quarter totaled $71.1 million, down modestly from $71.6 million in the preceding 2016 first quarter. The Company attributed the reduction to a $1.6 million reduction in acquisition accounting adjustments from the

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preceding first quarter, which more than offset the benefit of a 3% linked quarter increase in average loans receivable.

Compared with the 2015 second quarter, net interest income before provision for loan losses rose 5% over $67.4 million in the year-ago second quarter. The Company attributed the increase to the benefit of a 12% increase in average loans receivable and a 33% increase in average securities available for sale. These increases were partially offset by a $2.0 million decrease year-over-year in acquisition accounting adjustments.

The net interest margin (net interest income divided by average interest earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	6/30/2016	3/31/2016	change	6/30/2015	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.53%	3.60%	(0.07)	3.63%	(0.10)
Acquisition accounting adjustments	0.14	0.24	(0.10)	0.28	(0.14)
Net interest margin	3.67%	3.84%	(0.17)	3.91%	(0.24)

The net interest margin for the 2016 second quarter was 3.67%, down 17 basis points from the preceding first quarter and down 24 basis points from the year-ago second quarter. On a core basis, excluding the effect of acquisition accounting adjustments, the net interest margin for the 2016 second quarter declined by 7 basis points from the preceding first quarter and was down 10 basis points from the year-ago second quarter.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	6/30/2016	3/31/2016	change	6/30/2015	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.63%	4.66%	(0.03)	4.64%	(0.01)
Acquisition accounting adjustments	0.17	0.29	(0.12)	0.34	(0.17)
Weighted average yield on loans	4.80%	4.95%	(0.15)	4.98%	(0.18)

The weighted average yield on loans for the 2016 second quarter declined 15 basis points from the preceding 2016 first quarter and declined 18 basis points from the year-ago second quarter. On a core basis, excluding the effect of acquisition accounting adjustments, the weighted average yield on loans declined by just 3 basis points from the preceding first quarter and just 1 basis point from the 2015 second quarter.

The weighted average yield on new loans originated during the 2016 second quarter was stable at 4.28%, down just 1 basis point from 4.29% in each of the 2016 first and 2015 second quarters.

The weighted average cost of deposits for the 2016 second quarter increased 1 basis point to 0.64% from the preceding first quarter and 9 basis points from the year-ago second quarter. The Company noted that there was no impact on the weighted average cost of deposits from the effect of premium amortization on time deposits assumed in acquisitions.

Noninterest Income. Noninterest income for the 2016 second quarter increased to $10.7 million from $8.8 million in the preceding 2016 first quarter and from $10.5 million in the year-ago second quarter. The variance in noninterest income was largely due to the gains on sales of SBA loans in each respective quarter. The Company posted gains on sales of SBA loans of $3.0 million, $1.8 million, and $3.1 million for the 2016 second quarter, 2016 first quarter, and 2015 second quarter, respectively.

Noninterest Expense. The Company continued to manage its operations efficiently notwithstanding the additional

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merger related expenses associated with its pending combination with Wilshire Bancorp, Inc. Total noninterest expense for the 2016 second quarter, 2016 first quarter and 2015 second quarter totaled $40.3 million, $40.0 million and $38.6 million, respectively. Excluding merger related expenses of $1.5 million, $1.2 million and $26,000 for the 2016 second quarter, 2016 first quarter and 2015 second quarter, respectively, total noninterest expense was $38.8 million, $38.8 million and $38.6 million. Salaries and employee benefits expense totaled $21.8 million for the 2016 second quarter, $21.6 million for the 2016 first quarter and $20.9 million for the year-ago second quarter. The total number of FTEs as of June 30, 2016 was 918, compared with 945 as of March 31, 2016 and 927 as of June 30, 2015.

Income Tax Provision. The effective tax rate for the 2016 second quarter was 41.8%, compared with 40.7% for the preceding 2016 first quarter and 40.0% for the 2015 second quarter.

Balance Sheet Summary

Loans receivable totaled $6.58 billion at June 30, 2016, reflecting a 3% increase over $6.37 billion at March 31, 2016, and a 13% increase over $5.82 billion at June 30, 2015.

Total new loan originations during the 2016 second quarter amounted to $496.2 million, including SBA loan originations of $58.7 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. Production of SBA 7(a) loans totaled $56.7 million for the second quarter of 2016, compared with $37.6 million for the preceding 2016 first quarter and $58.3 million for the 2015 second quarter. During the 2016 second quarter, the Company sold $39.6 million of its SBA loans held for sale, compared with $23.8 million in the preceding first quarter and $34.2 million in the year-ago second quarter.

Aggregate pay offs and pay downs for the 2016 second quarter amounted to $235.6 million, compared with $201.9 million for the preceding 2016 first quarter and $216.5 million for the year-ago second quarter.

Total deposits increased to $6.64 billion at June 30, 2016, up 3% from $6.47 billion at March 31, 2016, largely reflecting increases in noninterest bearing deposits and money market accounts. Compared with June 30, 2015, deposits grew 15% over $5.76 billion at June 30, 2015 reflecting increases in all deposit categories except savings accounts.

Credit Quality

The provision for loan losses for the 2016 second quarter was $1.2 million, compared with $500,000 for the preceding 2016 first quarter and $1.0 million for the prior-year second quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses (“ALLL”), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as “Legacy Loans”) and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as “Acquired Loans”). The Acquired Loans are further segregated between performing and credit impaired loans.

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The composition of the ALLL as of June 30, 2016, March 31, 2016, and June 30, 2015 is as follows:

(dollars in thousands)	6/30/2016	3/31/2016	6/30/2015
Legacy Loans (1)	$63,616	$64,016	$55,563
Acquired Loans - Performing (2)	860	963	1,908
Acquired Loans - Credit Impaired (2)	11,949	11,877	12,647
Total ALLL	$76,425	$76,856	$70,118

Loans Receivable	$6,584,237	$6,371,935	$5,815,824
ALLL coverage ratio	1.16%	1.21%	1.21%

(1)	Legacy Loans include loans originated by the Bank’s predecessor bank, loans originated by BBCN and loans that were acquired and that have been refinanced as new loans.

(2)	Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the components of criticized loan balances as of June 30, 2016, March 31, 2016, and June 30, 2015:

(dollars in thousands)	6/30/2016	3/31/2016	6/30/2015
Special Mention (1)	$100,370	$104,042	$129,795
Classified (1)	198,857	203,398	195,389
Criticized	$299,227	$307,440	$325,184

(1)	Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loans) and accruing restructured loans. Nonaccrual loans at June 30, 2016 totaled $42.4 million, or 0.64% of loans receivable. This compares with nonaccrual loans of $43.5 million, or 0.68% of loans receivable, at March 31, 2016 and $39.7 million, or 0.68% of loans receivable, at June 30, 2015. Accruing restructured loans declined to $50.8 million at June 30, 2016, from $52.8 million at March 31, 2016 and $57.4 million at June 30, 2015. Total nonperforming loans at June 30, 2016 declined to $93.4 million, or 1.42% of loans receivable. This compares with total nonperforming loans of $96.4 million, or 1.51% of loans receivable, at March 31, 2016 and $97.4 million, or 1.67% of loans receivable, at June 30, 2015.

Nonperforming assets, including nonperforming loans and other real estate owned, declined to $109.8 million, or 1.32% of total assets, at June 30, 2016 from $116.1 million, or 1.44% of total assets, at March 31, 2016 and $117.6 million, or 1.60% of total assets, at June 30, 2015.

For the 2016 second quarter, the Company recorded net charge offs of $1.6 million, or 0.10% of average loans receivable on an annualized basis. This compares with net charge offs of $52,000, or 0.00% of average loans receivable on an annualized basis for the 2016 first quarter, and $476,000, or 0.03% of average loans receivable on an annualized basis, for the 2015 second quarter.

The allowance for loan losses at June 30, 2016 was $76.4 million, or 1.16% of loans receivable (excluding loans held for sale), compared with $76.9 million, or 1.21%, at March 31, 2016 and $70.1 million, or 1.21%, at June 30, 2015. The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired credit impaired loans) was 81.84% at June 30, 2016 versus 79.77% at March 31, 2016 and 71.98% at June 30, 2015.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) totaled $136.6 million at June 30, 2016, compared with $140.4 million at March 31, 2016 and $118.7 million at June 30, 2015.

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Capital

At June 30, 2016, the Company continued to exceed all regulatory capital requirements to be classified as a “well-capitalized” institution, as summarized in the following table.

	6/30/2016	3/31/2016	6/30/2015	Minimum Guideline for “Well-Capitalized” Institution
Common Equity Tier 1 Capital	11.66%	11.96%	12.58%
Leverage Ratio	11.14%	11.44%	11.80%	5.00%
Tier 1 Risk-based Ratio	12.22%	12.54%	13.22%	5.00%
Total Risk-based Ratio	13.28%	13.64%	14.34%	10.00%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	6/30/2016	3/31/2016	6/30/2015
Tangible common equity per share (1)	$10.85	$10.73	$10.05
Tangible common equity to tangible assets (1)	10.50%	10.73%	11.07%

(1)
Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders’ equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, July 19, 2016 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the 2016 second quarter. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international), and asking for the “BBCN Bancorp Call.” Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp’s website at www.BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) through July 26, 2016, passcode 10088805.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $8.3 billion in assets as of June 30, 2016. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 50 branches in California, New York, New Jersey, Illinois, Washington and Virginia; eight loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California, Annandale, Virginia, Portland, Oregon and Fremont, California; and a representative office in Seoul, Korea. BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release may contain forward-looking statements, including statements about the proposed merger transaction between BBCN Bancorp and Wilshire Bancorp and the expected timetable for completing the transaction, future operations and projected financial results. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of the combined company, as well as the businesses and markets in which the combined company operates and is expected to operate. These statements constitute forward-looking statements

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within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, involve certain risks, uncertainties and assumptions that are difficult to assess and are not guarantees of future performance and. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers should carefully review the risk factors and the information that could materially affect the Company’s financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

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BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

Assets	6/30/2016	3/31/2016	% change	12/31/2015	% change	6/30/2015	% change
Cash and due from banks	$286,173	$236,101	21%	$298,389	(4)%	$299,882	(5)%
Securities available for sale, at fair value	1,099,944	1,087,897	1%	1,010,556	9%	871,405	26%
Federal Home Loan Bank, Federal Reserve Bank stock and other investments	63,429	68,329	(7)%	66,859	(5)%	44,558	42%
Loans held for sale, at the lower of cost or fair value	14,323	13,843	3%	8,273	73%	33,785	(58)%
Loans receivable	6,584,237	6,371,935	3%	6,248,341	5%	5,815,824	13%
Allowance for loan losses	(76,425)	(76,856)	1%	(76,408)	—%	(70,118)	(9)%
Net loans receivable	6,507,812	6,295,079	3%	6,171,933	5%	5,745,706	13%
Accrued interest receivable	15,787	15,660	1%	15,195	4%	13,781	15%
Premises and equipment, net	37,663	35,134	7%	34,575	9%	35,321	7%
Bank owned life insurance	47,562	47,292	1%	47,018	1%	46,466	2%
Goodwill	105,401	105,401	—%	105,401	—%	105,401	—%
Servicing assets	12,193	11,856	3%	12,000	2%	10,935	12%
Other intangible assets, net	2,395	2,607	(8)%	2,820	(15)%	3,354	(29)%
Other assets	144,490	144,553	—%	139,629	3%	122,725	18%
Total assets	$8,337,172	$8,063,752	3%	$7,912,648	5%	$7,333,319	14%

Liabilities
Deposits	$6,637,522	$6,467,411	3%	$6,340,976	5%	$5,758,290	15%
Borrowings from Federal Home Loan Bank	610,398	530,495	15%	530,591	15%	580,785	5%
Subordinated debentures	42,415	42,371	—%	42,327	—%	42,241	—%
Accrued interest payable	7,164	6,746	6%	6,007	19%	5,954	20%
Other liabilities	67,933	54,747	24%	54,652	24%	37,461	81%
Total liabilities	7,365,432	7,101,770	4%	6,974,553	6%	6,424,731	15%

Stockholders’ Equity
Common stock, $0.001 par value; authorized, 150,000,000 shares at June 30, 2016, March 31, 2016, December 31, 2015, and June 30, 2015; issued and outstanding, 79,606,821, 79,597,106, 79,566,356, and 79,542,321 shares at June 30, 2016, March 31, 2016, December 31, 2015, and June 30, 2015, respectively	80	80	—%	80	—%	80	—%
Capital surplus	541,688	541,625	—%	541,596	—%	541,091	—%
Retained earnings	418,998	413,122	1%	398,251	5%	367,792	14%
Accumulated other comprehensive income (loss), net	10,974	7,155	53%	(1,832)	699%	(375)	3,026%
Total stockholders’ equity	971,740	961,982	1%	938,095	4%	908,588	7%
Total liabilities and stockholders’ equity	$8,337,172	$8,063,752	3%	$7,912,648	5%	$7,333,319	14%

Table Page 1

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Six Months Ended
	6/30/2016	3/31/2016	% change	6/30/2015	% change	6/30/2016	6/30/2015	% change
Interest income:
Interest and fees on loans	$77,086	$77,118	—%	$71,249	8%	$154,204	$140,888	9%
Interest on securities	5,729	5,677	1%	4,203	36%	11,406	8,409	36%
Interest on federal funds sold and other investments	719	666	8%	1,623	(56)%	1,385	2,332	(41)%
Total interest income	83,534	83,461	—%	77,075	8%	166,995	151,629	10%

Interest expense:
Interest on deposits	10,352	9,907	4%	7,970	30%	20,259	15,724	29%
Interest on other borrowings	2,118	1,947	9%	1,714	24%	4,065	3,391	20%
Total interest expense	12,470	11,854	5%	9,684	29%	24,324	19,115	27%

Net interest income before provision for loan losses	71,064	71,607	(1)%	67,391	5%	142,671	132,514	8%
Provision for loan losses	1,200	500	140%	1,000	20%	1,700	2,500	(32)%
Net interest income after provision for loan losses	69,864	71,107	(2)%	66,391	5%	140,971	130,014	8%

Noninterest income:
Service fees on deposit accounts	2,902	2,683	8%	3,030	(4)%	5,585	6,092	(8)%
Net gains on sales of SBA loans	3,035	1,825	66%	3,119	(3)%	4,860	6,163	(21)%
Net gains on sales of other loans	43	—	100%	45	(4)%	43	227	(81)%
Net gains on sales of securities available for sale	—	—	—%	—	—%	—	424	(100)%
Other income and fees	4,727	4,267	11%	4,289	10%	8,994	8,625	4%
Total noninterest income	10,707	8,775	22%	10,483	2%	19,482	21,531	(10)%

Noninterest expense:
Salaries and employee benefits	21,757	21,569	1%	20,932	4%	43,326	42,113	3%
Occupancy	4,920	4,817	2%	4,810	2%	9,737	9,502	2%
Furniture and equipment	2,337	2,287	2%	2,323	1%	4,624	4,586	1%
Advertising and marketing	1,402	1,136	23%	1,484	(6)%	2,538	2,875	(12)%
Data processing and communications	2,129	2,171	(2)%	2,463	(14)%	4,300	4,812	(11)%
Professional fees	1,273	1,083	18%	1,253	2%	2,356	2,677	(12)%
FDIC assessment	1,095	1,038	5%	909	20%	2,133	2,021	6%
Credit related expenses	911	421	116%	669	36%	1,332	1,525	(13)%
OREO expense	133	1,428	(91)%	1,221	(89)%	1,561	2,398	(35)%
Merger related expenses	1,533	1,207	27%	26	5,796%	2,740	78	3,413%
Other	2,858	2,892	(1)%	2,523	13%	5,750	5,103	13%
Total noninterest expense	40,348	40,049	1%	38,613	4%	80,397	77,690	3%
Income before income taxes	40,223	39,833	1%	38,261	5%	80,056	73,855	8%
Income tax provision	16,833	16,210	4%	15,320	10%	33,043	29,556	12%
Net income	$23,390	$23,623	(1)%	$22,941	2%	$47,013	$44,299	6%

Earnings Per Common Share:
Basic	$0.29	$0.30		$0.29		$0.59	$0.56
Diluted	$0.29	$0.30		$0.29		$0.59	$0.56

Average Shares Outstanding:
Basic	79,604,673	79,583,188		79,549,097		79,595,599	79,539,789
Diluted	79,634,762	79,613,245		79,569,875		79,625,673	79,563,944

Table Page 2

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	At or for the Three Months Ended (Annualized)			At or for the Six Months Ended (Annualized)
Profitability measures:	6/30/2016	3/31/2016	6/30/2015	6/30/2016	6/30/2015
ROA	1.15%	1.20%	1.26%	1.17%	1.23%
ROE	9.67%	9.99%	10.13%	9.83%	9.86%
Return on average tangible equity [1]	10.88%	11.28%	11.51%	11.08%	11.23%
Net interest margin	3.67%	3.84%	3.91%	3.75%	3.89%
Efficiency ratio	49.34%	49.82%	49.58%	49.58%	50.43%

[1] Average tangible equity is calculated by subtracting average goodwill and average core deposit intangible assets from average stockholders’ equity. This is a non-GAAP measure that we believe provides investors with information that is useful in understanding our financial performance and position.

Table Page 3

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended			Three Months Ended			Three Months Ended
	6/30/2016			3/31/2016			6/30/2015
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$6,457,883	$77,086	4.80%	$6,269,428	$77,118	4.95%	$5,742,153	$71,249	4.98%
Securities available for sale	1,089,080	5,729	2.10%	1,016,865	5,677	2.23%	815,820	4,203	2.06%
FRB and FHLB stock and other investments	237,872	719	1.20%	217,048	666	1.21%	352,690	1,623	1.82%
Total interest earning assets	$7,784,835	$83,534	4.31%	$7,503,341	$83,461	4.47%	$6,910,663	$77,075	4.47%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$2,030,272	$4,147	0.82%	$1,968,637	$4,004	0.82%	$1,608,495	$2,873	0.72%
Savings	178,249	285	0.64%	186,462	366	0.79%	194,053	416	0.86%
Time deposits:
$100,000 or more	1,890,891	4,240	0.90%	1,806,609	4,057	0.90%	1,750,089	3,514	0.81%
Other	745,761	1,680	0.91%	699,431	1,480	0.85%	609,654	1,167	0.77%
Total time deposits	2,636,652	5,920	0.90%	2,506,040	5,537	0.89%	2,359,743	4,681	0.80%
Total interest bearing deposits	4,845,173	10,352	0.86%	4,661,139	9,907	0.85%	4,162,291	7,970	0.77%
FHLB advances	564,637	1,686	1.20%	532,206	1,523	1.15%	481,946	1,327	1.10%
Other borrowings	40,861	431	4.18%	40,813	424	4.11%	40,670	387	3.76%
Total interest bearing liabilities	5,450,671	$12,470	0.92%	5,234,158	$11,854	0.91%	4,684,907	$9,684	0.83%
Noninterest bearing demand deposits	1,671,986			1,629,565			1,623,922
Total funding liabilities/cost of funds	$7,122,657		0.70%	$6,863,723		0.69%	$6,308,829		0.62%
Net interest income/net interest spread		$71,064	3.39%		$71,607	3.56%		$67,391	3.64%
Net interest margin			3.67%			3.84%			3.91%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.67%			3.84%			3.91%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.64%			3.81%			3.88%
Nonaccrual loan income reversed		$(21)			$(123)			$(21)
Prepayment fee income received		528			631			457
Net		$507			$508			$436

Cost of deposits:
Noninterest bearing demand deposits	$1,671,986	$—		$1,629,565	$—		$1,623,922	$—
Interest bearing deposits	4,845,173	10,352	0.86%	4,661,139	9,907	0.85%	4,162,291	7,970	0.77%
Total deposits	$6,517,159	$10,352	0.64%	$6,290,704	$9,907	0.63%	$5,786,213	$7,970	0.55%

Table Page 4

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Six Months Ended			Six Months Ended
	6/30/2016			6/30/2015
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans receivable, including loans held for sale	$6,363,656	$154,204	4.87%	$5,680,364	$140,888	5.00%
Securities available for sale	1,052,972	11,406	2.17%	797,166	8,409	2.11%
FRB and FHLB stock and other investments	227,460	1,385	1.20%	383,659	2,332	1.21%
Total interest earning assets	$7,644,088	$166,995	4.39%	$6,861,189	$151,629	4.45%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest bearing	$1,999,454	$8,151	0.82%	$1,617,021	$5,638	0.70%
Savings	182,356	651	0.72%	194,555	841	0.87%
Time deposits:
$100,000 or more	1,848,750	8,297	0.90%	1,731,812	6,891	0.80%
Other	722,596	3,160	0.88%	617,879	2,354	0.77%
Total time deposits	2,571,346	11,457	0.90%	2,349,691	9,245	0.79%
Total interest bearing deposits	4,753,156	20,259	0.86%	4,161,267	15,724	0.76%
FHLB advances	548,421	3,209	1.18%	481,447	2,624	1.10%
Other borrowings	40,837	856	4.14%	40,647	767	3.75%
Total interest bearing liabilities	5,342,414	$24,324	0.92%	4,683,361	$19,115	0.82%
Noninterest bearing demand deposits	1,650,775			1,583,756
Total funding liabilities/cost of funds	$6,993,189		0.70%	$6,267,117		0.61%
Net interest income/net interest spread		$142,671	3.47%		$132,514	3.63%
Net interest margin			3.75%			3.89%
Net interest margin, excluding effect of nonaccrual loan income (expense)			3.76%			3.89%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			3.72%			3.86%
Nonaccrual loan income reversed		$(144)			$(45)
Prepayment fee income received		1,159			967
Net		$1,015			$922

Cost of deposits:
Noninterest bearing demand deposits	$1,650,775	$—		$1,583,756	$—
Interest bearing deposits	4,753,156	20,259	0.86%	4,161,267	15,724	0.76%
Total deposits	$6,403,931	$20,259	0.64%	$5,745,023	$15,724	0.55%

Table Page 5

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES	6/30/2016	3/31/2016	% change	6/30/2015	% change	6/30/2016	6/30/2015	% change
Loans receivable, including loans held for sale	$6,457,883	$6,269,428	3%	$5,742,153	12%	$6,363,656	$5,680,364	12%
Investments	1,326,952	1,233,913	8%	1,168,510	14%	1,280,432	1,180,825	8%
Interest earning assets	7,784,835	7,503,341	4%	6,910,663	13%	7,644,088	6,861,189	11%
Total assets	8,157,362	7,875,940	4%	7,264,687	12%	8,016,651	7,213,533	11%

Interest bearing deposits	4,845,173	4,661,139	4%	4,162,291	16%	4,753,156	4,161,267	14%
Interest bearing liabilities	5,450,671	5,234,158	4%	4,684,907	16%	5,342,414	4,683,361	14%
Noninterest bearing demand deposits	1,671,986	1,629,565	3%	1,623,922	3%	1,650,775	1,583,756	4%
Stockholders’ equity	967,919	945,634	2%	906,310	7%	956,777	898,302	7%
Net interest earning assets	2,334,164	2,269,183	3%	2,225,756	5%	2,301,674	2,177,828	6%

LOAN PORTFOLIO COMPOSITION:	6/30/2016	3/31/2016	% change	12/31/2015	% change	6/30/2015	% change
Commercial loans	$1,111,219	$1,118,420	(1)%	$1,079,316	3%	$1,085,714	2%
Real estate loans	5,331,015	5,132,517	4%	5,069,482	5%	4,645,401	15%
Consumer and other loans	145,182	124,064	17%	102,573	42%	87,707	66%
Loans outstanding	6,587,416	6,375,001	3%	6,251,371	5%	5,818,822	13%
Unamortized deferred loan fees - net of costs	(3,179)	(3,066)	(4)%	(3,030)	(5)%	(2,998)	(6)%
Loans, net of deferred loan fees and costs	6,584,237	6,371,935	3%	6,248,341	5%	5,815,824	13%
Allowance for loan losses	(76,425)	(76,856)	1%	(76,408)	—%	(70,118)	(9)%
Loan receivable, net	$6,507,812	$6,295,079	3%	$6,171,933	5%	$5,745,706	13%

REAL ESTATE LOANS BY PROPERTY TYPE:	6/30/2016	3/31/2016	% change	12/31/2015	% change	6/30/2015	% change
Retail buildings	$1,365,808	$1,339,676	2%	$1,326,516	3%	$1,183,866	15%
Hotels/motels	1,155,928	1,079,649	7%	1,061,111	9%	969,980	19%
Gas stations/car washes	704,334	689,883	2%	667,496	6%	630,445	12%
Mixed-use facilities	400,559	381,955	5%	369,425	8%	349,600	15%
Warehouses	543,270	530,353	2%	529,255	3%	499,313	9%
Multifamily	260,708	251,780	4%	245,532	6%	213,256	22%
Other	900,408	859,221	5%	870,147	3%	798,941	13%
Total	$5,331,015	$5,132,517	4%	$5,069,482	5%	$4,645,401	15%

DEPOSIT COMPOSITION	6/30/2016	3/31/2016	% change	12/31/2015	% change	6/30/2015	% change
Noninterest bearing demand deposits	$1,717,045	$1,695,039	1%	$1,694,427	1%	$1,689,137	2%
Money market and other	2,176,978	1,951,561	12%	1,983,250	10%	1,615,974	35%
Saving deposits	173,549	181,779	(5)%	187,498	(7)%	196,998	(12)%
Time deposits of $100,000 or more	1,828,649	1,885,842	(3)%	1,772,984	3%	1,637,673	12%
Other time deposits	741,301	753,189	(2)%	702,817	5%	618,508	20%
Total deposit balances	$6,637,522	$6,467,410	3%	$6,340,976	5%	$5,758,290	15%

DEPOSIT COMPOSITION (%)	6/30/2016	3/31/2016		12/31/2015		6/30/2015
Noninterest bearing demand deposits	25.9%	26.2%		26.7%		29.3%
Money market and other	32.8%	30.2%		31.3%		28.1%
Saving deposits	2.6%	2.8%		3.0%		3.4%
Time deposits of $100,000 or more	27.6%	29.2%		28.0%		28.4%
Other time deposits	11.1%	11.6%		11.0%		10.8%
Total deposit balances	100.0%	100.0%		100.0%		100.0%

Table Page 6

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

CAPITAL RATIOS	6/30/2016	3/31/2016	12/31/2015	6/30/2015
Total stockholders’ equity	$971,740	$961,982	$938,095	$908,588
Common Equity Tier 1 ratio	11.66%	11.96%	12.08%	12.58%
Tier 1 risk-based capital ratio	12.22%	12.54%	12.67%	13.22%
Total risk-based capital ratio	13.28%	13.64%	13.80%	14.34%
Tier 1 leverage ratio	11.14%	11.44%	11.53%	11.80%
Total risk weighted assets	$7,329,828	$7,093,779	$6,905,154	$6,380,538
Book value per common share	$12.21	$12.09	$11.79	$11.42
Tangible common equity to tangible assets [2]	10.50%	10.73%	10.63%	11.07%
Tangible common equity per share [2]	$10.85	$10.73	$10.43	$10.05

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and core deposit intangible assets, net divided by total assets less goodwill and core deposit intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company’s capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:
	6/30/2016	3/31/2016	12/31/2015	6/30/2015
Total stockholders’ equity	$971,740	$961,982	$938,095	$908,588
Less: Goodwill and core deposit intangible assets, net	(107,796)	(108,008)	(108,221)	(108,755)
Tangible common equity	$863,944	$853,974	$829,874	$799,833

Total assets	$8,337,172	$8,063,752	$7,912,648	$7,333,319
Less: Goodwill and core deposit intangible assets, net	(107,796)	(108,008)	(108,221)	(108,755)
Tangible assets	$8,229,376	$7,955,744	$7,804,427	$7,224,564

Common shares outstanding	79,606,821	79,597,106	79,566,356	79,550,403

Tangible common equity to tangible assets	10.50%	10.73%	10.63%	11.07%
Tangible common equity per share	$10.85	$10.73	$10.43	$10.05

	Three Months Ended					Six Months Ended
ALLOWANCE FOR LOAN LOSSES:	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Balance at beginning of period	$76,856	$76,408	$71,110	$70,118	$69,594	$76,408	$67,758
Provision for loan losses	1,200	500	4,900	600	1,000	1,700	2,500
Recoveries	664	769	955	2,171	975	1,433	2,436
Charge offs	(2,295)	(821)	(557)	(1,779)	(1,451)	(3,116)	(2,576)
Balance at end of period	$76,425	$76,856	$76,408	$71,110	$70,118	$76,425	$70,118
Net annualized charge offs (recoveries) / average gross loans	0.10%	—%	(0.03)%	(0.03)%	0.03%	0.05%	0.03%

	Three Months Ended					Six Months Ended
NET CHARGED OFF (RECOVERED) LOANS BY TYPE	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015	6/30/2016	6/30/2015
Real estate loans	$18	$(390)	$(254)	$(505)	$13	$(372)	$(447)
Commercial loans	1,649	379	(127)	(25)	560	2,028	671
Consumer loans	(36)	63	(17)	138	(97)	27	(84)
Charge offs (recoveries) excluding Acquired Credit Impaired Loans	1,631	52	(398)	(392)	476	1,683	140
Charge offs on Acquired Credit Impaired Loans	—	—	—	—	—	—	—
Total net charge offs (recoveries)	$1,631	$52	$(398)	$(392)	$476	$1,683	$140

Table Page 7

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

NONPERFORMING ASSETS	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Delinquent loans on nonaccrual status [3]	$42,398	$43,548	$40,801	$32,446	$39,681
Delinquent loans 90 days or more on accrual status [4]	147	45	375	—	333
Accruing restructured loans	50,837	52,760	47,984	54,274	57,393
Total nonperforming loans	93,382	96,353	89,160	86,720	97,407
Other real estate owned	16,392	19,794	21,035	21,350	20,187
Total nonperforming assets	$109,774	$116,147	$110,195	$108,070	$117,594
Nonperforming assets/total assets	1.32%	1.44%	1.39%	1.43%	1.60%
Nonperforming assets/loans receivable & OREO	1.66%	1.82%	1.76%	1.80%	2.01%
Nonperforming assets/total capital	11.30%	12.07%	11.75%	11.63%	12.94%
Nonperforming loans/loans receivable	1.42%	1.51%	1.43%	1.45%	1.67%
Nonaccrual loans/loans receivable	0.64%	0.68%	0.65%	0.54%	0.68%
Allowance for loan losses/loans receivable	1.16%	1.21%	1.22%	1.19%	1.21%
Allowance for loan losses/nonaccrual loans	180.26%	176.49%	187.27%	219.16%	176.70%
Allowance for loan losses/nonperforming loans	81.84%	79.77%	85.70%	82.00%	71.98%
Allowance for loan losses/nonperforming assets	69.62%	66.17%	69.34%	65.80%	59.63%

[3]    Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $15.5 million, $15.4 million, $18.7 million, $19.9 million, and $22.6 million at June 30, 2016, March 31, 2016, December 31, 2015, September, 30, 2015, and June 30, 2015, respectively.

[4]    Excludes Acquired Credit Impaired Loans totaling $13.8 million, $13.1 million, $12.2 million, $18.5 million, and $23.0 million, at June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, and June 30, 2015, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Retail buildings	$4,565	$4,598	$5,593	$5,631	$5,705
Hotels/motels	1,324	1,336	1,342	7,632	8,012
Gas stations/car washes	835	840	845	—	—
Mixed-use facilities	1,111	1,117	1,124	775	844
Warehouses	5,512	5,575	5,635	5,698	5,759
Other [5]	37,490	39,294	33,445	34,538	37,073
Total	$50,837	$52,760	$47,984	$54,274	$57,393

[5] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Legacy
30 - 59 days	$2,920	$4,488	$3,104	$4,380	$3,457
60 - 89 days	1,427	1,510	1,678	2,874	1,546
Total delinquent loans less than 90 days past due - legacy	$4,347	$5,998	$4,782	$7,254	$5,003

Acquired
30 - 59 days	$2,735	$1,456	$3,170	$2,382	$1,553
60 - 89 days	345	47	39	147	629
Total delinquent loans less than 90 days past due - acquired	$3,080	$1,503	$3,209	$2,529	$2,182

Total delinquent loans less than 90 days past due	$7,427	$7,501	$7,991	$9,783	$7,185

Table Page 8

BBCN Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except per share data)

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Legacy
Real estate loans	$2,047	$1,624	$2,179	$2,467	$2,240
Commercial loans	2,215	1,441	1,676	4,737	2,734
Consumer loans	85	2,933	927	50	29
Total delinquent loans less than 90 days past due - legacy	$4,347	$5,998	$4,782	$7,254	$5,003

Acquired
Real estate loans	$2,557	$1,189	$2,572	$2,335	$1,843
Commercial loans	211	314	349	164	333
Consumer loans	312	—	288	30	6
Total delinquent loans less than 90 days past due - acquired	$3,080	$1,503	$3,209	$2,529	$2,182

Total delinquent loans less than 90 days past due	$7,427	$7,501	$7,991	$9,783	$7,185

NONACCRUAL LOANS BY TYPE	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Real estate loans	$25,306	$26,123	$24,375	$23,361	$25,922
Commercial loans	16,270	16,842	15,600	7,995	12,031
Consumer loans	822	583	826	1,090	1,728
Total non-accrual loans	$42,398	$43,548	$40,801	$32,446	$39,681

CRITICIZED LOANS	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Legacy
Special mention	$80,923	$87,025	$85,945	$116,267	$102,725
Substandard	128,885	129,314	126,880	97,225	103,074
Doubtful	108	133	20	184	220
Loss	—	—	—	—	—
Total criticized loans - legacy	$209,916	$216,472	$212,845	$213,676	$206,019

Acquired
Special mention	$19,447	$17,017	$18,241	$25,388	$27,070
Substandard	67,261	71,954	74,482	79,774	90,262
Doubtful	2,603	1,997	2,194	1,537	1,833
Loss	—	—	—	—	—
Total criticized loans - acquired	$89,311	$90,968	$94,917	$106,699	$119,165

Total criticized loans	$299,227	$307,440	$307,762	$320,375	$325,184

Table Page 9